Exhibit 99.1

For Immediate Release

HARMONIC ANNOUNCES FOURTH QUARTER AND YEAR ENDED 2012 RESULTS

$75 MILLION EXPANSION OF SHARE REPURCHASE PLAN

SAN JOSE, Calif. – January 29, 2013 – Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the fourth quarter and year ended 2012.

Net revenue for the fourth quarter of 2012 was $133.4 million, compared with $136.7 million for the third quarter of 2012 and $143.6 million for the fourth quarter of 2011. For the full year 2012, net revenue was $530.5 million, compared with $549.3 million for 2011.

The company reported GAAP net income for the fourth quarter of 2012 of $4.8 million, or $0.04 per diluted share, compared with a GAAP net loss for the third quarter of 2012 of $8.2 million, or $(0.07) per share, and GAAP net income of $4.3 million, or $0.04 per diluted share, in the fourth quarter of 2011. For the full year 2012, GAAP net loss was $10.9 million, or $(0.09) per share, compared to net income of $8.8 million, or $0.08 per diluted share, for 2011.

Non-GAAP net income for the fourth quarter of 2012 was $10.8 million, or $0.09 per diluted share, compared with $8.1 million, or $0.07 per diluted share, for the third quarter of 2012, and $14.0 million, or $0.12 per diluted share for the fourth quarter of 2011. For the full year 2012, non-GAAP net income was $29.3 million, or $0.25 per diluted share, compared with $47.5 million, or $0.41 per diluted share, for 2011. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Net Income (Loss) Reconciliation” below.

Harmonic reported GAAP gross margins of 49% and GAAP operating margins of 2% for the fourth quarter of 2012, compared to 47% and 5%, respectively, for the same period of 2011. Non-GAAP gross margins were 53% and non-GAAP operating margins were 11.0% for the fourth quarter of 2012, compared to 51% and 13%, respectively, for the same period of 2011.

As of December 31, 2012, the company had cash, cash equivalents and short-term investments of $201.2 million, an increase from $192.0 million as of September 28, 2012. In the fourth quarter, the company generated approximately $20.6 million of cash from operations and used approximately $8.3 million to repurchase 1.86 million shares of common stock under its previously announced share repurchase program.

The company also announced it will expand its existing share repurchase program by $75 million.

“During the fourth quarter we delivered our highest-ever revenue from international markets and our highest-ever gross margins, benefiting from the expansion of our global customer base and particularly strong demand for software products and follow-on licenses,” said Patrick Harshman, President and Chief Executive Officer. “This progress has been against a backdrop of slower customer spending in US cable and European markets, and reflects Harmonic’s increasingly strong competitive position and expanding market share. During the fiscal year we generated a record level of cash and initiated a stock buyback program that we are now significantly expanding.

“Looking ahead, while we do not expect an immediate reversal of macro-economic and customer investment trends, the recent CES event makes clear that new waves of investment in video infrastructure are coming. Harmonic is in the pole position to take advantage of these transformational market trends as they unfold over the next 18 months, and we will press our competitive advantage and continue to invest in new growth initiatives, including emerging market expansion, Converged Cable Access Platform, new High Efficiency Video Codec technology, and new UltraHD technology.”

Business Outlook

Harmonic anticipates net revenue in the range of $115 million to $125 million for the first quarter of 2013. GAAP gross margins and operating expenses for the first quarter of 2013 are expected to be in the range of 43% to 45% and $62 million to $63 million, respectively. Non-GAAP gross margins and operating expenses for the first quarter of 2013, which will exclude stock-based compensation and the amortization of intangibles, are anticipated to be in the range of 49% to 50% and $56 million to $57 million, respectively.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Tuesday, January 29, 2013. A listen-only broadcast of the conference call can be accessed either from the company’s website at www.harmonicinc.com or by calling +1.847. 944.7317 or +1.866.297.6395 (passcode 33961615). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 33961615#).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the fourth quarter and year ended December 31, 2012; the expansion of our stock repurchase program; our strategic emphasis on expanding our global customer base and deploying more innovative and software-rich products; our increasingly strong competitive position and market share; any immediate reversal of macro-economic and customer investment trends; new waves of investment in video infrastructure; our positioning to take advantage of transformational market trends; our continuing press of our competitive advantage; our continuing investment in new growth initiatives, respecting both geographic markets and new products; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the first quarter of 2013. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly in Europe, on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in Harmonic’s markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on Harmonic’s business of natural disasters; the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans; and the risk that our stock repurchase program will not result in material purchases of our common stock The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended September 28, 2012, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Harmonic Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$96,670	$90,983
Short-term investments	104,506	70,854
Accounts receivable, net	85,920	109,886
Inventories	64,270	70,649
Deferred income taxes	21,870	28,032
Prepaid expenses and other current assets	23,636	21,474

Total current assets	396,872	391,878
Property and equipment, net	38,122	40,469
Goodwill, intangibles and other assets	282,537	301,819

Total assets	$717,531	$734,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,447	$30,537
Income taxes payable	1,797	2,290
Deferred revenue	33,235	33,095
Accrued liabilities	42,415	46,896

Total current liabilities	102,894	112,818
Income taxes payable, long-term	49,309	47,307
Deferred income taxes, long-term	—	655
Other non-current liabilities	11,915	9,070

Total liabilities	164,118	169,850

Stockholders’ equity:
Common stock	2,432,904	2,433,280
Accumulated deficit	(1,879,026)	(1,868,089)
Accumulated other comprehensive loss	(465)	(875)

Total stockholders’ equity	553,413	564,316

Total liabilities and stockholders’ equity	$717,531	$734,166

Harmonic Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(In thousands, except per share amounts)
Net revenue	$133,427	$143,630	$530,464	$549,332
Cost of revenue	68,016	76,760	293,909	294,818

Gross profit	65,411	66,870	236,555	254,514
Operating expenses:
Research and development	26,225	25,283	106,219	102,732
Selling, general and administrative	34,335	32,730	130,938	131,091
Amortization of intangibles	2,157	2,230	8,705	8,918

Total operating expenses	62,717	60,243	245,862	242,741

Income (loss) from operations	2,694	6,627	(9,307)	11,773
Interest and other income (expense), net	(260)	(371)	222	(140)

Income (loss) before income taxes	2,434	6,256	(9,085)	11,633
Provision for (benefit from) income taxes	(2,370)	1,929	1,852	2,854

Net income (loss)	$4,804	$4,327	$(10,937)	$8,779

Net income (loss) per share:
Basic	$0.04	$0.04	$(0.09)	$0.08

Diluted	$0.04	$0.04	$(0.09)	$0.08

Weighted average shares:
Basic	115,097	116,123	116,457	115,175
Diluted	115,732	116,664	116,457	116,427

Harmonic Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year ended December 31,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(10,937)	$8,779
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	29,204	30,420
Depreciation	15,195	13,867
Stock-based compensation	18,926	20,913
Net loss (gain) on disposal of fixed assets	(36)	671
Deferred income taxes	(4,969)	(361)
Provision for doubtful accounts	1,226	2,123
Provision for excess and obsolete inventories	3,377	3,936
Excess tax benefits from stock-based compensation	(121)	(1,955)
Other non-cash adjustments, net	1,006	801
Changes in assets and liabilities:
Accounts receivable	22,744	(10,365)
Inventories	3,003	(16,588)
Prepaid expenses and other assets	(2,684)	7,924
Accounts payable	(5,201)	4,750
Deferred revenue	1,334	(13,470)
Income taxes payable	1,535	(6,843)
Accrued and other liabilities	(2,789)	575

Net cash provided by operating activities	70,813	45,177

Cash flows from investing activities:
Purchases of investments	(133,778)	(107,544)
Proceeds from sales and maturities of investments	98,838	59,732
Acquisition of property and equipment	(12,609)	(17,269)
Other acquisitions	—	(250)

Net cash used in investing activities	(47,549)	(65,331)

Cash flows from financing activities:
Repurchase of common stock	(22,639)	—
Proceeds from issuance of common stock, net	4,819	12,701
Excess tax benefits from stock-based compensation	121	1,955

Net cash (used in) provided by financing activities	(17,699)	14,656

Effect of exchange rate changes on cash and cash equivalents	122	(52)

Net increase (decrease) in cash and cash equivalents	5,687	(5,550)
Cash and cash equivalents at beginning of period	90,983	96,533

Cash and cash equivalents at end of period	$96,670	$90,983

Use of Non-GAAP Financial Measures

In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this presentation. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are excess facilities and severance charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Harmonic Inc.

Revenue Information

(Unaudited)

	Quarter ended December 31,				Year ended December 31,
	2012		2011		2012		2011
	(In thousands, except percentages)
Product
Video Processing	$57,561	43%	$64,314	45%	$219,440	41%	$236,624	43%
Production and Playout	24,919	19%	25,837	18%	90,247	17%	98,842	18%
Edge and Access	28,169	21%	32,218	22%	138,653	26%	141,880	26%
Services and Support	22,778	17%	21,261	15%	82,124	16%	71,986	13%

Total	$133,427	100%	$143,630	100%	$530,464	100%	$549,332	100%

Geography
United States	$50,778	38%	$61,647	43%	$230,336	43%	$244,897	45%
International	82,649	62%	81,983	57%	300,128	57%	304,435	55%

Total	$133,427	100%	$143,630	100%	$530,464	100%	$549,332	100%

Market
Cable	$60,398	45%	$62,526	44%	$253,978	48%	$245,310	45%
Satellite and Telco	26,159	20%	30,686	21%	107,885	20%	128,005	23%
Broadcast and Media	46,870	35%	50,418	35%	168,601	32%	176,017	32%

Total	$133,427	100%	$143,630	100%	$530,464	100%	$549,332	100%

Harmonic Inc.

GAAP to Non-GAAP Net Income (Loss) Reconciliation

(Unaudited)

	Quarter ended December 31,
	2012			2011
	Gross Profit	Operating Expense	Net Income	Gross Profit	Operating Expense	Net Income
	(In thousands, except per share amounts)
GAAP	$65,411	$62,717	$4,804	$66,870	$60,243	$4,327
Cost of revenue related to stock-based compensation expense	695	—	695	723	—	723
Research and development expense related to stock-based compensation expense	—	(1,458)	1,458	—	(1,661)	1,661
Selling, general and administrative expense related to stock-based compensation expense	—	(2,651)	2,651	—	(2,430)	2,430
Amortization of intangibles	5,043	(2,157)	7,200	5,423	(2,230)	7,653
Discrete tax items and adjustments	—	—	(5,979)	—	—	(2,751)

Non-GAAP	$71,149	$56,451	$10,829	$73,016	$53,922	$14,043

GAAP net income per share - basic			$0.04			$0.04

GAAP net income per share - diluted			$0.04			$0.04

Non-GAAP net income per share - basic			$0.09			$0.12

Non-GAAP net income per share - diluted			$0.09			$0.12

Shares used in per share calculation - basic			115,097			116,123

Shares used in per share calculation - diluted, GAAP			115,732			116,664

Shares used in per share calculation - diluted, non-GAAP			115,732			116,664

	Year ended December 31,
	2012			2011
	Gross Profit	Operating Expense	Net Income	Gross Profit	Operating Expense	Net Income
	(In thousands, except per share amounts)
GAAP	$236,555	$245,862	$(10,937)	$254,514	$242,741	$8,779
Cost of revenue related to stock-based compensation expense	2,996	—	2,996	3,075	—	3,075
Research and development expense related to stock-based compensation expense	—	(6,405)	6,405	—	(6,926)	6,926
Selling, general and administrative expense related to stock-based compensation expense	—	(9,525)	9,525	—	(10,912)	10,912
Selling, general and administrative expense related to excess facility costs, severance costs and other non-recurring expenses	—	—	—	—	(409)	409
Amortization of intangibles	20,499	(8,705)	29,204	21,502	(8,918)	30,420
Discrete tax items and adjustments	—	—	(7,911)	—	—	(12,989)

Non-GAAP	$260,050	$221,227	$29,282	$279,091	$215,576	$47,532

GAAP net income (loss) per share - basic			$(0.09)			$0.08

GAAP net income (loss) per share - diluted			$(0.09)			$0.08

Non-GAAP net income per share - basic			$0.25			$0.41

Non-GAAP net income per share - diluted			$0.25			$0.41

Shares used in per share calculation - basic			116,457			115,175

Shares used in per share calculation - diluted, GAAP			116,457			116,427

Shares used in per share calculation - diluted, non-GAAP			117,041			116,427

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations contact for
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.542.2760

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